THIRD AMENDMENT TO
                             PARTICIPATION AGREEMENT

       THIS THIRD AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Third Amendment") is made and entered into as of the 28th day of November, 1997, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto (the "Accounts") and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

                                   WITNESSETH

       WHEREAS the Trust, the Company and MFS are parties to a Participation Agreement dated April 30, 1996, as supplemented by First Amendment to Participation Agreement dated as of September 3rd, 1996 and Second Amendment to Participation Agreement dated March 14, 1997 (the "Original Agreement"); and

       WHEREAS the Trust, the Company and MFS now desire to modify the Original Agreement to add an additional segregated asset account (Variable Life Account
B) to which shares of the listed portfolios will be made available, to delete a previously listed segregated asset account (Variable Annuity Account D) which will no longer utilize the portfolios, and to delete certain portfolios previously used in Variable Annuity Account B.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A, attached hereto; and

2. the Original Agreement, as supplemented by this Third Amendment, is ratified and confirmed, and

3. this Third Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written.
                                      AETNA LIFE INSURANCE AND
                                           ANNUITY COMPANY
                                     By its authorized officer,

                                     By:      /s/ Laurie M. LeBlanc
                                              ----------------------------------

                                     Name:    Laurie M. Leblanc
                                              ----------------------------------

                                     Title:   Vice President
                                              ----------------------------------

MFS VARIABLE INSURANCE TRUST,                            MASSACHUSETTS FINANCIAL SERVICES COMPANY by its
on behalf of the Portfolios                              authorized officer
By its authorized officer and not individually,

By:    /s/ Arnold D. Scott                               By:    /s/ A. Keith Brodkin
       ---------------------------------------------            -----------------------------------------------------

Name:  Arnold D. Scott                                   Name:  A. Keith Brodkin
       ---------------------------------------------            -----------------------------------------------------

Title: Senior Executive Vice President and               Title: Chairman
       Secretary
       ---------------------------------------------            -----------------------------------------------------

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

--------------------------------------- -------------------------------------- --------------------------------------
  Name of Separate Account and Date      Policies Funded by Separate Account     Portfolios Applicable to Policies
  Established by Board of Directors
--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------
      Variable Annuity Account B                  Variable Annuity                   World Governments Series
       (Est. October 18, 1976)
--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------
       Variable Life Account B                      Variable Life                    World Governments Series
         (Est. June 18, 1986)                                                           Total Return Series
--------------------------------------- -------------------------------------- --------------------------------------